AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1997
                                                      REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                        SUNGLASS HUT INTERNATIONAL, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               FLORIDA                                         65-0667471
   -------------------------------                       ----------------------
   (STATE OR OTHER JURISDICTION OF                            (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                               255 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

   SUNGLASS HUT INTERNATIONAL, INC. 1996 EXECUTIVE INCENTIVE COMPENSATION PLAN
 -------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                                LARRY G. PETERSEN
            SENIOR VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER
                        SUNGLASS HUT INTERNATIONAL, INC.
                               255 ALHAMBRA CIRCLE
                           CORAL GABLES, FLORIDA 33134
               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 461-6100
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              Michael W. Hein, Esq.
                          Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0673
                               -------------------

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                             PROPOSED MAXIMUM           PROPOSED
       TITLE OF SECURITIES              AMOUNT TO BE          OFFERING PRICE       MAXIMUM AGGREGATE         AMOUNT OF
         TO BE REGISTERED                REGISTERED           PER SHARE (1)        OFFERING PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
  $.01 PAR VALUE..................    6,000,000 SHARES        $5.875               $35,250,000.00        $10,682.00
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Common Stock on January 17, 1997.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

        (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 1996;

        (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1996;

        (c) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 1996;

        (d) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 1996;

        (e) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since November 2, 1996; and

        (f) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on August 23, 1996, which description is hereby incorporated by reference to the following sections of the Proxy Statement filed on May 2, 1996 by the Registrant's predecessor, Sunglass Hut International, Inc., a Delaware corporation (Commission File No. 0-21690): (i) "Outstanding Voting Securities and Voting Rights," and (ii) Proposal No. 3 -- "Description of Capital Stock and Voting Rights."

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter. The Registrant has entered or will enter into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

        The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See "Exhibit Index" on page II-4 below.

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on January 16, 1997.

                                    SUNGLASS HUT INTERNATIONAL, INC.

                                    By: /S/ JACK B. CHADSEY
                                        ------------------------------------
                                        Jack B. Chadsey
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack B. Chadsey and Larry G. Petersen his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration State- ment, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                        TITLE                        DATE


/S/ JACK B. CHADSEY                    President, Chief Executive          January 16, 1997
------------------------------            Officer and Director
Jack B. Chadsey                      (principal executive officer)

/S/ LARRY G. PETERSEN               Senior Vice President - Finance        January 16, 1997
------------------------------        and Chief Financial Officer
Larry G. Petersen                    (principal financial officer)

/S/ GEORGE L. PITA                   Vice President - Finance and          January 16, 1997
------------------------------         International Development
George L. Pita                       (principal accounting officer)

/S/ JAMES N. HAUSLEIN                     Chairman of the Board            January 16, 1997
------------------------------
James N. Hauslein

/S/ ROHIT M. DESAI                             Director                    January 16, 1997
------------------------------
Rohit M. Desai

/S/ JOHN H. DUERDEN                            Director                    January 16, 1997
------------------------------
John H. Duerden

/S/ WILLIAM S. FIELD                           Director                    January 16, 1997
------------------------------
William S. Field

/S/ ROBERT C. GRAYSON                          Director                    January 16, 1997
------------------------------
Robert C. Grayson

/S/ WILLIAM E. PHILLIPS                        Director                    January 16, 1997
------------------------------
William E. Phillips

                                  EXHIBIT INDEX



   EXHIBIT                                                                             SEQUENTIAL
   NUMBER                                   DESCRIPTION                                 PAGE NO.
   -------                                  -----------                                -----------

     4.1         Registrant's Articles of Incorporation(1)

     4.2         Registrant's Bylaws(2)

     5.1         Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
                 P.A.                                                                     ___

     10.1        Sunglass Hut International, Inc. 1996 Executive Incentive
                 Compensation Plan                                                        ___

     23.1        Consent of Arthur Andersen LLP                                           ___

     23.2        Consent of Coopers & Lybrand LLP                                         ___

     23.3        Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
                 P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

     24.1 Power of Attorney is included in the "Signatures" section of this Registration Statement

-----------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form 8-B filed on August 23, 1996.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form 8-B filed on August 23, 1996.